    As filed with the Securities and Exchange Commission on October 15, 1999
                                                      Registration No.333-24793
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                              __________________

                        Post-Effective Amendment No. 1
                                      to
                                   Form S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                              __________________

                                CEPHALON, INC.
           (Exact name of registrant as specified in its charter)

           Delaware                 2834                    23-2484489
        (State or other      Standard Industrial          (I.R.S. Employer
        jurisdiction of      Classification No.)         Identification No.)
        incorporation or
         organization)

                            145 Brandywine Parkway
                            West Chester, PA 19380
                                (610) 344-0200
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              __________________

                             JOHN E. OSBORN, ESQ.
             Senior Vice President, General Counsel and Secretary
                                Cephalon, Inc.
                            145 Brandywine Parkway
                            West Chester, PA 19380
                                (610) 344-0200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                              __________________

                       Copies of all communications to:
                              DAVID R. KING, ESQ.
                          Morgan, Lewis & Bockius LLP
                              1701 Market Street
                            Philadelphia, PA  19103
                                (215) 963-5000

Approximate date of commencement of proposed sale to the public: Completed. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                            _______________________

Pursuant to a Registration Statement on Form S-3 (File No.333-24793) filed with the Commission on April 9, 1997 and as amended on May 1, 1997 (the "Registration Statement"), Cephalon, Inc. (the "Company") registered an aggregate of 500,000 of the Company's common stock, $0.01 par value per share (the "Common Stock") for the account of Swiss Bank Corporation, London Branch or its affiliate SBC Warburg (the "Selling Stockholder"). The Company's obligation to the Selling Stockholder to keep the Registration Statement effective has terminated. Accordingly, this post-effective amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering any and all of the shares of Common Stock of the Company registered pursuant to the Registration Statement that have not been sold thereunder and terminating the Registration Statement.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in West Chester, Pennsylvania, on this 15th day of October, 1999.

                                   CEPHALON, INC.

                                   By: /s/ Frank Baldino, Jr., Ph.D.
                                       ----------------------------
                                       Frank Baldino, Jr., Ph.D.
                                       President, Chief Executive Officer and
                                       Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Name                                            Title                                  Date
               ----                                            -----                                  ----

By: /s/ Frank Baldino, Jr., Ph.D.                   President, Chief Executive Officer           October 15, 1999
   ------------------------------
    Frank Baldino, Jr., Ph.D.                       and Director (Principal executive
                                                    officer)

By: /s/ William P. Egan                             Director                                     October 15, 1999
    -----------------------------
     William P. Egan


By: /s/ Robert J. Feeney, Ph.D.                     Director                                     October 15, 1999
    -----------------------------
     Robert J. Feeney, Ph.D.


By: /s/ Martyn D. Greenacre                         Director                                     October 15, 1999
    -----------------------------
     Martyn D. Greenacre


By: /s/ Kevin E. Moley                              Director                                     October 15, 1999
    -----------------------------
     Kevin E. Moley


By: /s/ Horst Witzel, Dr.-Ing.                      Director                                     October 15, 1999
    -----------------------------
     Horst Witzel, Dr.-Ing.


By: /s/ David R. King                               Director                                     October 15, 1999
    -----------------------------
     David R. King


By: /s/ J. Kevin Buchi                              Senior Vice President, Finance and           October 15, 1999
    -----------------------------
     J. Kevin Buchi                                 Chief Financial Officer (Principal
                                                    financial and accounting officer)